Exhibit 99.1
WEYERHAEUSER CONTAINERBOARD,
PACKAGING AND RECYCLING BUSINESS
Combined Financial Statements
December 30, 2007 and December 31, 2006
(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Weyerhaeuser Company:
We have audited the accompanying combined balance sheets of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) as of December 30, 2007 and December 31, 2006, and the related combined statements of operations, business unit equity, and cash flows for each of the years in the three-year period ended December 30, 2007. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) as of December 30, 2007 and December 31, 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 30, 2007, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Seattle, Washington
March 19, 2008

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Combined Balance Sheets (note 2(a))
(Dollar amounts in millions)

	December 30,	December 31,
	2007	2006
Assets
Current assets:
Cash	$3	$4
Receivables, less allowances of $7 and $11	640	569
Inventories (note 3)	435	456
Prepaid expenses	11	10
Deferred income taxes (note 7)	19	26

Total current assets	1,108	1,065
Property, plant and equipment, net (note 4)	2,601	2,739
Construction in progress	150	135
Goodwill (note 5)	1,253	1,253
Deferred pension and other assets (note 11)	63	48

Total assets	$5,175	$5,240

Liabilities and Business Unit Equity
Current liabilities:
Accounts payable and accrued liabilities (notes 6 and 15)	$440	$435

Total current liabilities	440	435
Environmental and landfill reserves (notes 13 and 14)	7	7
Other liabilities	10	10
Deferred income taxes (note 7)	687	705

Total liabilities	1,144	1,157

Contingencies and commitments (note 14)
Business Unit equity (note 8)	4,031	4,083

Total liabilities and Business Unit equity	$5,175	$5,240

See accompanying notes to combined financial statements.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Combined Statements of Operations (note 2(a))
(Dollar amounts in millions)

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Sales (a)	$5,177	$4,967	$4,791
Costs and expenses:
Cost of products sold (b)	4,147	3,971	3,912
Depreciation and amortization	297	302	312
Selling, general and administrative including allocated Weyerhaeuser Company costs (note 9)	363	401	398
Charges for restructuring (note 15)	2	20	—
Charges for closure of facilities (note 15)	9	14	137
Other operating costs (income) (notes 4 and 14(a))	(27)	(6)	51

Total costs and expenses	4,791	4,702	4,810

Operating income (loss)	386	265	(19)
Income tax expense (benefit) (note 7)	139	93	(29)

Net earnings	$247	$172	$10

(a)	Includes sales of $9, $56 and $81 to related parties (note 9).

(b)	Includes purchases of $264, $227 and $214 from related parties (note 9).
See accompanying notes to combined financial statements.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Combined Statements of Business Unit Equity (note 2(a))
(Dollar amounts in millions)

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Balance, beginning	$4,083	$4,106	$4,400
Comprehensive income:
Net earnings	247	172	10
Foreign currency translation adjustment	1	(2)	4
Change in unamortized net pension gain and prior service cost, net of tax expense of $5	8	—	—
Net change in cash flow hedge fair value adjustments, net of tax expense (benefit) of $7 in 2007, ($21) in 2006 and $11 in 2005	11	(32)	18

Comprehensive income	267	138	32
Adjustment to adopt FASB Statement No. 158 (notes 2(t))	—	6	—
Net payments to Weyerhaeuser	(309)	(155)	(295)
Net non-cash distributions to Weyerhaeuser	(10)	(12)	(31)

Balance, ending	$4,031	$4,083	$4,106

See accompanying notes to combined financial statements.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Combined Statements of Cash Flows (note 2(a))
(Dollar amounts in millions)

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Cash provided by (used in):
Operations:
Net earnings	$247	$172	$10
Items not involving cash:
Depreciation and amortization	297	302	312
Deferred income taxes, net	(17)	(49)	(102)
Charges for closures and restructurings (note 15)	11	34	137
(Gain) loss on disposition of assets	(31)	12	3
Changes in non-cash operating working capital:
Receivables	(71)	3	41
Inventories	21	(34)	43
Prepaid expenses	(1)	1	—
Deferred pension and other assets	(2)	1	13
Accounts payable and accrued liabilities	(4)	(42)	49
Other liabilities	—	(19)	7

Net cash provided by operating activities	450	381	513
Investments:
Additions to property, plant and equipment	(190)	(234)	(221)
Proceeds from sale of property, plant and equipment	48	11	2

Net cash used in investing activities	(142)	(223)	(219)
Financing:
Net payments to Weyerhaeuser	(309)	(155)	(295)

Net cash used in financing activities	(309)	(155)	(295)

Change in cash	(1)	3	(1)
Cash, beginning	4	1	2

Cash, ending	$3	$4	$1

See accompanying notes to combined financial statements.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements
(Dollar amounts in millions)
1. Background and nature of operations:
The Business Unit consists of containerboard mills, packaging plants, recycling facilities and related assets of Weyerhaeuser Company (“WY”). These facilities are principally engaged in the manufacture, distribution and sale of packaging products, containerboard, and wastepaper recycling.
The Business Unit manages its business as a highly integrated system, which includes raw material sourcing through recycling operations, containerboard production at mills, and plants that produce a full line of packaging products. Business Unit management evaluates performance of the system as a whole, benchmarks the Business Unit against other integrated containerboard and packaging businesses and manages production capacity at the system level. As such, the Business Unit is the sole operating segment as defined in Financial Accounting Standards Board (“FASB”) Statement No. 131, Disclosures about Segments of an Enterprise and Related Information.
2. Significant accounting policies:
(a)	Basis of presentation of financial statements:

These combined financial statements include the accounts of WY’s containerboard, packaging, and recycling operations. All significant transactions and balances between operations within the Business Unit have been eliminated.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the purpose of presenting the Business Unit’s financial position, results of operations and cash flows. Financial statements historically have not been prepared for the Business Unit. The accompanying combined financial statements have been derived from historical accounting records of WY. The historical operating results and cash flows of the Business Unit may not be indicative of what they would have been had the Business Unit been a stand-alone entity, nor are they necessarily indicative of what the Business Unit’s operating results and cash flows may be in the future.

The combined statements of operations for the Business Unit include allocations of certain costs from WY directly related to the operations of the Business Unit, including an apportionment of central general and administrative costs for accounting, human resources, purchasing, information systems, transaction services, payroll processing costs, legal fees and other overhead costs. These centralized costs were allocated to the Business Unit using a three-part apportionment factor based on relative headcount, assets and revenue. WY pension and postretirement benefits expense was allocated based on relative salaried headcount, with the exception of pension expense of two Business Unit pension plans which were directly included in the combined statements of operations. The Business Unit participates in the WY liability insurance program. Premiums are allocated based on claims and loss history, type of business, size of business and geographic location. Management believes the methodologies applied for the allocation of these costs are reasonable.

Interest expense has not been allocated to the Business Unit. Significant changes could have occurred in the funding and operation of the Business Unit if it operated as an independent, stand-alone entity, including the need for debt and the incurrence of interest expense, which could have a significant impact on its financial position and results of operations.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(b)	Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of estimates and measurement uncertainty include the allocation of assets and costs as described in notes 2(a), 9, 11 and 12; the determination of net realizable value for receivables and inventory; the depreciation rates for property, plant and equipment; assessment of impairment for property, plant, equipment and goodwill; environmental matters; pension and other postretirement benefit plans; income taxes; and asset retirement obligations. On an ongoing basis, management reviews its estimates based on currently available information. Actual results could differ from those estimates.

(c)	Fiscal year end:

The Business Unit’s fiscal year ends on the last Sunday of each calendar year. The Business Unit’s fiscal years in 2007 and 2005 had 52 weeks. The Business Unit’s fiscal year in 2006 had 53 weeks.

(d)	Business Unit equity:

Business Unit equity represents WY’s interest in the carrying value of the net assets of the Business Unit. WY uses a centralized approach to cash management and financing of operations. As a result, none of WY’s cash, cash equivalents or direct indebtedness has been allocated to the Business Unit in the combined financial statements. Net cash generated by the Business Unit is reflected as net cash paid to WY in the combined statements of cash flows. All transactions between the Business Unit and WY, including the allocation of centralized costs, income taxes and cumulative foreign currency translation adjustments flow through the Business Unit equity account.

(e)	Trade accounts receivable:

Trade accounts receivable are stated net of allowances for doubtful accounts.

(f)	Inventories:

Inventories are stated at the lower of cost or market. Cost includes labor, materials and production overhead. The last-in, first-out (“LIFO”) method is used to cost certain domestic raw materials, in process and finished goods inventories. LIFO inventories were $188 million and $225 million at December 30, 2007 and December 31, 2006, respectively. The balance of domestic raw material and product inventories, all materials and supplies inventories and all foreign inventories is costed at either the first-in, first-out (“FIFO”) or moving average cost methods. Had the FIFO method been used to cost all inventories, the amounts at which product inventories are stated would have been $76 million and $53 million greater at December 30, 2007 and December 31, 2006, respectively.

(g)	Property, plant and equipment:

The Business Unit’s property accounts are maintained on an individual basis. Improvements to and replacements of major units are capitalized. Maintenance, repairs and minor replacements are expensed. Depreciation is provided on the straight-line method at rates based on estimated service lives.

The cost and accumulated depreciation of property sold or retired are removed from the accounts and the gain or loss is included in the combined statements of operations.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(h)	Goodwill:

Goodwill represents the excess of purchase price over fair value of net assets acquired in business combinations. Goodwill is assessed for impairment annually, or whenever events indicate a potential impairment, using a fair-value-based approach. The annual assessment is performed as of the beginning of the fourth quarter of the fiscal year.

(i)	Revenue recognition:

The Business Unit recognizes revenue when persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, price to the buyer is fixed and determinable and collectibility is reasonably assured. The timing of revenue recognition is dependent on shipping terms. Substantially all product sales are sold free on board (“FOB”) shipping point and revenue is recognized at the time of shipment except for export sales where revenue is recognized when title transfers at the foreign port.

(j)	Concentration of credit risk

No customer accounted for more than 10 percent of sales for any of the years ended December 30, 2007, December 31, 2006 and December 25, 2005.

(k)	Shipping and handling costs:

The Business Unit classifies shipping and handling costs as a component of costs of products sold in the combined statements of operations.

(l)	Impairment of long-lived assets:

The Business Unit accounts for long-lived assets in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement 144 requires management to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Assets to be disposed of are reported at the lower of the carrying value or fair value less cost to sell. The primary method used to estimate fair value is discounted cash flows.

(m)	Stock-based employee compensation:

Some of the Business Unit’s employees participate in Weyerhaeuser Company’s Long-Term Incentive Compensation Plan (the “Incentive Compensation Plan”) as described in note 10. Through December 25, 2005, WY applied the intrinsic-value method for stock-based compensation to employees prescribed by Accounting Principles Board (“APB”), Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

As described in “accounting pronouncements implemented,” APB Opinion No. 25 was superseded by FASB Statement No. 123 (revised 2004), Share Based Payment, as of the beginning of fiscal 2006. Employee awards issued, modified, repurchased or cancelled after implementation of Statement 123R under share-based payment arrangements are measured at fair value as of the grant dates and the resulting costs are recognized in the combined statements of operations over the service period.

(n)	Foreign currency translation:

The local currency is considered the functional currency for the Business Unit’s operations in Mexico. Assets and liabilities are translated into U.S. Dollars at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated into U.S. Dollars at average monthly exchange rates.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(o)	Income taxes:

The Business Unit is a business unit of WY and, for purposes of federal, state and foreign taxes, is not subject to separate income taxes, as its results of operations are included in WY’s consolidated tax returns. For purposes of these combined financial statements, the Business Unit’s income tax expense (benefit) for federal, state and foreign income taxes has been determined on a separate return basis. All income tax expense (benefit) of the Business Unit is recorded in the combined statements of operations with the offset recorded through the Business Unit equity account or deferred tax accounts.

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(p)	Pension plans:

The Business Unit participates in WY pension plans covering most of its employees in the United States and Mexico. Plans covering salaried employees in the United States provide pension benefits based on each employee’s highest monthly earnings for five consecutive years during the final 10 years before retirement. Plans covering hourly employees in the United States generally provide benefits of stated amounts for each year of service. The benefit levels for the hourly plans are typically set through collective bargaining agreements with the unions representing the employees participating in the plans. Contributions to the plans are based on funding standards established by the Employee Retirement Income Security Act of 1974 (“ERISA”). Plans covering employees in Mexico provide benefits based on years of service and the employee’s compensation during the final year before retirement.

(q)	Derivatives:

The Business Unit accounts for its derivatives in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Business Unit participates in a WY hedging program whereby WY utilizes derivative financial instruments to fix the price of a portion of forecasted natural gas purchases. The Business Unit does not hold or issue financial instruments for speculative or trading purposes. See note 12 for additional information.

(r)	Environmental Costs:

Liabilities for loss contingencies, including environmental costs not within the scope of FASB Statement No. 143, Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from third parties, if any, which are probable of realization are separately recorded as assets and are not offset against the related environmental liability in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(s)	Advertising costs:

Advertising costs are charged to expense in the period incurred. Advertising expense was $2 million, $3 million and $3 million in each of the years ended December 30, 2007, December 31, 2006 and December 25, 2005, respectively.

(t)	Accounting pronouncements implemented:

Accounting for share-based compensation—WY adopted Statement 123R as of the beginning of fiscal year 2006. Statement 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25. Statement 123R requires the fair value of employee awards issued, modified, repurchased or cancelled to be measured as of the grant dates. The resulting cost is then recognized in the combined statements of operations over the required service period. See note 10.

Accounting for inventory costs—WY adopted FASB Statement No. 151, Inventory Costs—An Amendment of ARB No. 43, Chapter 4, as of the beginning of 2006. Statement 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, Statement 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” as stated in ARB No. 43. Additionally, Statement 151 requires that the allocation of fixed production overheads to the costs of conversions be based on normal capacity of the production facilities. Adoption of Statement 151 did not have a material effect on the Business Unit’s financial position or results of operations.

Accounting changes and error corrections—WY adopted FASB Statement No. 154, Accounting Changes and Error Corrections, as of the beginning of fiscal year 2006. This pronouncement applies to all voluntary changes in accounting principle and revises the requirements for accounting for and reporting a change in accounting principle. Statement 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principle and changes required by new accounting standards when the standard does not provide specific transition provisions, unless it is impracticable to do so. The statement does not change the transition provisions of any existing accounting pronouncements, including those that were in a transition phase as of the effective date of Statement 154.

Accounting for defined benefit pension and other post retirement plans—WY adopted FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an Amendment of FASB Statements No. 87, 88, 106 and 132(R), in the fourth quarter of 2006. Statement 158 requires an employer to recognize the overfunded or underfunded status of defined benefit pension and other postretirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position through cumulative other comprehensive income. Statement 158 does not allow prior balance sheets to be adjusted and also requires an employer to measure the funded status of a plan as of the date of its year-end balance sheet. Statement 158 also requires additional disclosures in the notes to financial statements. See note 11.

Quantifying financial statement misstatements—WY adopted SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), in the fourth quarter of 2006. SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance requires public companies to quantify errors using both a

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement as material, when all relevant quantitative and qualitative factors are considered. The implementation of SAB 108 did not have a material effect on the Business Unit’s combined financial statements.
Uncertainty in income taxes—The FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109, in June 2006. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement 109. The Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 did not have a material effect on the Business Unit’s financial position and results of operations when the Interpretation was adopted in the first quarter of 2007.
Accounting for planned major maintenance activities—In September 2006, the FASB issued FASB Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities (“FSP AUG AIR-1”). FSP AUG AIR-1 amends the guidance on accounting for planned major maintenance activities; specifically it precludes the use of the previously acceptable “accrue in advance” method. The Business Unit applied the “accrue in advance” method of accounting for planned annual maintenance costs in its primary manufacturing mills through 2006 for the purpose of allocating major maintenance costs to each of the quarters within a year. The Business Unit adopted FSP AUG AIR-1 in the first quarter of fiscal year 2007. The implementation of this standard did not have an effect on the Business Unit’s combined financial position or annual results of operations for annual periods.
The adoption of the following recent accounting pronouncements did not have a material effect on the Business Unit’s results of operations or financial condition:
•	FASB Statement No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.

•	FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.
(u)	Prospective accounting pronouncements:

Fair value measurements—In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. Statement 157 provides a common definition of fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about such fair value measurements. Statement 157 will apply prospectively to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis as of the beginning of 2009 and to all other fair value measurements as of the beginning of 2008. The primary items that will be affected by Statement No. 157 are the Business Unit’s annual goodwill impairment test and long-lived asset impairment tests. While it is unable to forecast the amount of impairment charges that might be recognized in future periods, the Business Unit does not expect Statement No. 157 to materially change the fair value amounts that will be calculated in the future relative to the fair value amounts that would be calculated if Statement 157 were not adopted.

Business combinations and noncontrolling interests—In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combination and Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. Statement 141R will change how business combinations are accounted for and will affect financial statements both on the acquisition date and in subsequent periods. Statement 160 will change the accounting and reporting for minority interests, which

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
will be recharacterized as noncontrolling interests and classified as a component of equity. Statement 141R and Statement 160 are effective for fiscal years beginning on or after December 15, 2008. Statement 141R will be applied prospectively. Statement 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of Statement 160 will be applied prospectively. Early adoption is prohibited for both standards. The Business Unit is currently evaluating the requirements of Statement 141R and Statement 160 and has not yet determined the effect on its financial statements.

(v)	Reclassifications:

Certain reclassifications of prior period balances have been made for consistent presentation with the current period.
3. Inventories:

	December 30,	December 31,
	2007	2006
Containerboard	$170	$198
Packaging	74	74
Chips, logs and fiber	36	27
Materials and supplies	155	157

	$435	$456

4. Property, plant and equipment:

	Range of	December 30,	December 31,
	Lives	2007	2006
Land		$88	$89
Buildings and improvements	10-40	806	808
Machinery and equipment	2-25	4,931	4,924
Other	3	58	56

		5,883	5,877
Less allowance for depreciation and amortization		(3,282)	(3,138)

		$2,601	$2,739

In 2007, the Business Unit sold the real estate at its Cerritos, CA packaging facility for $32 million and recognized a gain of $29 million.
5. Goodwill:

Total
Balance as of December 25, 2005	$1,284
Tax adjustments	(31)

Balance as of December 31, 2006	1,253
Adjustments	—

Balance as of December 30, 2007	$1,253

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
The tax adjustments above were related to the reduction in acquired tax uncertainties assumed as part of the acquisition of Willamette Industries.
6. Accounts payable and accrued liabilities:

	December 30,	December 31,
	2007	2006
Accounts payable	$277	$258
Payroll—wages and salaries, incentive awards, retirement and vacation pay	92	108
Taxes—Social Security and real and personal property	18	23
Other	53	46

	$440	$435

7. Income taxes:
Provisions for income taxes include the following:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Federal:
Current	$132	$119	$61
Deferred	(18)	(41)	(82)
State
Current	22	23	12
Deferred	(7)	(8)	(18)
Foreign
Current	2	—	—
Deferred	8	—	(2)

Income tax expense (benefit)	$139	$93	$(29)

The provisions for income taxes of the Business Unit differ from the amount computed by applying the statutory income tax rate of 35% to operating income (loss) due to the following:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
US federal statutory income tax	$135	$93	$(7)
State income taxes, net of federal benefit	7	8	(6)
Foreign income taxes	—	—	(2)
Tax credits	(3)	(1)	(4)
Tax rate changes	9	(2)	(4)
All other, net	(9)	(5)	(6)

Income tax expense (benefit)	$139	$93	$(29)

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
During 2007, the Business Unit recognized a one-time deferred tax charge of $9 million resulting from the Flat Rate Business Tax reform in Mexico. During 2006, the Business Unit recognized a one-time deferred tax benefit of $2 million resulting from a change in the Texas state tax rate. During 2005, the Business Unit recognized a one-time deferred tax benefit of $4 million resulting from a change in the Ohio state income tax. The benefits were due to the effect of the lower tax rates on accumulated temporary differences.
Deferred tax assets (liabilities) are comprised of the following:

	December 30,	December 31,
	2007	2006
Vacation pay	$16	$15
Environmental and landfill reserves	1	1
Severance and closure reserves	1	1
Bad debt reserves	2	3
Incentive compensation	—	5
Workers’ compensation	4	5
State credit carryforwards	64	54
Net operating loss carryforwards	—	6
Other	8	11

Gross deferred tax assets	96	101
Valuation allowance	(14)	(7)

Net deferred tax assets	82	94

Property, plant and equipment	(721)	(749)
Inventories	(7)	(8)
Pension	(20)	(14)
Other	(2)	(2)

Total deferred tax liabilities	(750)	(773)

Total net deferred taxes	$(668)	$(679)

As of December 30, 2007, the Business Unit had state credit carryforwards of $64 million, $46 million of which do not expire, with the remaining expiring from 2008 to 2016.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.
The valuation allowance increased $7 million during the year ended December 30, 2007 due primarily to an increase in state credit carryforwards.
The Business Unit adopted the provisions of Interpretation 48 in the first quarter of 2007. The Business Unit’s unrecognized tax benefits are inconsequential.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
8. Cumulative other comprehensive income:
Business Unit equity contains the following items:

	December 30,	December 31,
	2007	2006
Foreign currency translation adjustments	$(12)	$(13)
Net pension gain not yet recognized in earnings	15	7
Prior service cost not yet recognized in earnings	(1)	(1)
Cash flow hedge fair value adjustments	(3)	(14)

	$(1)	$(21)

9. Related party transactions:
The Business Unit engages in various transactions with WY that are characteristic of a consolidated group under common control. The receipts, disbursements and net cash position of the Business Unit are currently managed by WY through a centralized treasury system. Accordingly, both cash generated by and cash requirements of the Business Unit flow through Business Unit equity in the accompanying combined financial statements of the Business Unit.
Expenses in the amount of $164 million, $157 million and $147 million of WY were allocated to the Business Unit for the years ended December 30, 2007, December 31, 2006 and December 25, 2005, respectively. See notes 2(a) and 11 for nature of costs allocated and the allocation methodologies.
The Business Unit purchased the following from WY at current market values:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Fiber	$264	$227	$214
The Business Unit sold the following to WY at current market values:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Corrugated boxes	$9	$56	$81
10. Share-based compensation plan:
Some of the Business Unit’s employees participate in the Incentive Compensation Plan. The Incentive Compensation Plan provides for the award of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance share units. The exercise prices of stock options and stock appreciation rights granted under the Incentive Compensation Plan are required to be at market price on the date of grant.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
WY applied the intrinsic value method for stock-based compensation to employees prescribed by APB Opinion No. 25 through December 25, 2005.
Compensation costs required to be disclosed by Statement 123 would have an immaterial effect on the Business Unit’s results from operations for 2005. As disclosed in note 2(m), Statement 123R required WY to measure the fair value as of the grant dates of employee awards issued, modified, repurchased or cancelled after December 25, 2005 and to recognize the resulting cost in the combined statements of operations over the service period. In the years ended December 30, 2007 and December 31, 2006, the Business Unit recognized compensation cost for share-based compensation of $5 million and $2 million, respectively.
11. Employee benefit plans:
(a)	Pension plans and postretirement benefits

The Business Unit participates in several retirement programs for its employees which are sponsored by WY. This includes pension plans that are qualified under the Internal Revenue Code (“qualified”) as well as a plan that provides benefits in addition to those provided under the qualified plans for a select group of employees, which is not qualified under the Internal Revenue Code (“unqualified”). WY also provides benefits under a postretirement health care and life insurance plan to eligible salaried employees. Benefits provided under the postretirement health care and life insurance plan are currently funded by the general assets of WY. The measurement date for all plans sponsored by WY is the end of the fiscal year.

Other than one U.S. pension plan (“Albany Plan”) and one Mexican pension plan (“Mexico Plan”), management determined that it was not practical to allocate a portion of WY’s pension assets or to prepare detailed employee benefit plan disclosures for the stand-alone combined financial statements of the Business Unit in a manner that would be consistent with the level of detail provided in WY’s consolidated financial statements. Disclosures related to the Albany Plan and Mexico Plan are included in this note.

The defined benefit pension expense (other than the Albany Plan and Mexico Plan) relating to certain hourly employees and salaried employees and postretirement benefits expense is based on an allocation method described in note 2(a) and is charged to the Business Unit. The defined benefit pension expense related to the Albany Plan and Mexico Plan is charged directly to the Business Unit. The expense (income) recognized for such plans by the Business Unit is as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Pension, net—allocated	$(25)	$8	$25
Pension, net—direct	(3)	(2)	(1)
Postretirement benefits	17	18	27

Net (income) expense	$(11)	$24	$51

The Business Unit adopted the provisions of Statement 158 as of December 31, 2006, which requires that the funded status of pension and other postretirement benefit plans be presented on the balance sheet. See note 2(t).

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(b)	Albany Plan and Mexico Plan

The following tables provide a reconciliation of the changes in the Albany Plan’s and the Mexico Plan’s benefit obligations and fair values of plan assets over the two year period ended December 30, 2007:

	December 30,	December 31,
	2007	2006
Reconciliation of benefit obligation:
Benefit obligation as of prior year-end	$53	$52
Service cost	1	1
Interest cost	3	3
Benefits paid	(3)	(3)

Benefit obligation at end of year	$54	$53

Reconciliation of fair value of plan assets:
Fair value of plan assets as of beginning of year (actual)	$90	$76
Actual return on plan assets	11	12
Benefits paid	(3)	(2)

Fair value of plan assets at end of year (estimated)	$98	$86

WY funds its registered pension plans. No funding of the Albany Plan and the Mexico Plan is expected in 2008.
The Business Unit estimates the projected benefit payments as of December 30, 2007 under the Albany Plan and the Mexico Plan over the next ten years will be as follows:

2008	$3
2009	4
2010	4
2011	4
2012	4
2013 — 2017	21

$40

The accumulated benefit obligation for the Albany Plan and Mexico Plan was $51 million at December 30, 2007 and December 31, 2006.
The funded status of the Albany Plan and Mexico Plan and amounts recognized in the combined balance sheet is as follows:

	December 30,	December 31,
	2007	2006
Noncurrent assets	$50	$37
Noncurrent liabilities	(6)	(4)

Funded status	$44	$33

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
Pretax amounts included in cumulative other comprehensive income (loss) were as follows:

	December 30,	December 31,
	2007	2006
Net pension gain	$24	$11
Prior service cost	(2)	(2)

Net amount recognized (pretax)	$22	$9

It is estimated that $1 million will be amortized from other comprehensive income during 2008.
The components of net periodic benefit income for the Albany Plan and Mexico Plan are as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Service cost	$1	$1	$1
Interest cost	3	3	3
Expected return on plan assets	(7)	(6)	(5)

	$(3)	$(2)	$(1)

Qualified plans
The strategy of the United States pension trust is to invest directly and via total return partnership swaps in a diversified mix of nontraditional strategies, including hedge funds, private equity, opportunistic real estate and other externally managed alternative investment funds. Equity index and fixed income derivative instruments are used to supplement the market exposures embedded in such investments. These additional financial instruments constitute indirect investments held by the United States pension trust that serve to increase the return and risk profile of the investment portfolio. The overall return earned by the pension trust is the aggregate of returns earned on direct investments and returns earned on the derivatives. WY has not established target allocations for the direct investment portfolio or the derivatives.
The qualified plans are exposed to the risk of nonperformance by counterparties to the indirect investments but WY does not expect any counterparty to fail to meet its obligations. However, because there are no exchanges of principal on the indirect investments, only the amount of unsettled net receivables is at risk. WY manages this risk through selection of counterparties with a defined minimum credit quality, diversification, settlement provisions and documented agreements. Investments in hedge funds and private partnerships are controlled through selection and diversification of managers and strategies and use of limited liability vehicles. Portfolio risk is managed through diversification and by constraining the risk profile of the portfolio within defined boundaries.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
The assets of the Albany Plan are held in a master trust that also holds assets of other WY-sponsored plans. The allocation of the net assets held by the master trust is as follows:

	December 30,	December 31,
	2007	2006
Private equity and related funds	24.4%	26.3%
Real estate and related funds	3.3	3.9
Common stock and equity index instruments	0.3	0.9
Fixed income	11.4	15.5
Hedge funds	61.5	53.4
Net receivables	0.3	0.4
Accrued liabilities	(1.2)	(0.4)

	100.0%	100.0%

The assets of the Mexico Plan are immaterial.
The assumptions used in the measurement of the Albany Plan’s benefit obligations are as follows:

	December 30,	December 31,
	2007	2006
Discount rate	6.50%	5.80%
Rate of compensation increase	3.00%	3.00%

The assumptions used in the measurement of the Mexico Plan’s benefit obligations are as follows:

	December 30,	December 31,
	2007	2006
Discount rate	5.00%	5.00%
Rate of compensation increase	1.00%	1.00%

The assumptions used in the measurement of the Albany Plan’s net pension costs are as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Discount rate	5.80%	5.90%	6.00%
Expected return on plan assets	9.50%	9.50%	9.50%
Rate of compensation increase	3.00%	3.00%	3.00%

The assumptions used in the measurement of the Mexico Plan’s net pension costs are as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Discount rate	5.00%	6.00%	6.00%
Expected return on plan assets	5.00%	6.00%	6.00%
Rate of compensation increase	1.00%	2.00%	2.00%

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
In all periods presented, the discount rate is based on yields for corporate bonds rated AA or better, by matching cash flows to a spot rate yield curve.

The expected return on plan assets assumption reflects WY’s best estimate regarding the long-term expected return on the U.S. and Mexican portfolios. The expected return assumption is based on historical fund returns. The determination of the expected return on plan assets assumption requires a high degree of judgment and places weight on more recent pension plan asset performances.

(c)	Defined Contribution Plan

The Business Unit participates in various defined contribution plans for salaried and hourly employees. The basis for determining plan contributions varies by plan. The amounts contributed to the plans for participating employees were $14 million, $14 million and $17 million in the years ended December 30, 2007, December 31, 2006 and December 25, 2005, respectively.
12. Derivatives:
(a)	Hedging:

The Business Unit purchases natural gas at the prevailing market price at the time of delivery. In order to manage the cash flow risk associated with purchases of natural gas, the Business Unit participates in a WY hedging program whereby WY utilizes derivative financial instruments to fix the price of up to 30 percent of forecasted natural gas purchases for periods up to 18 months into the future. WY formally documents the hedge relationships, including identification of the hedging instruments and the hedged items, the risk management objectives and strategies for undertaking the hedge transactions, and the methodologies used to assess effectiveness and measure ineffectiveness. Changes in the fair value of the derivative financial instruments are allocated by WY to individual facilities based on projected usage of natural gas. The Business Unit recognizes its allocable share of the gains and losses on WY’s derivative financial instruments in earnings when the forecasted purchases occur. A summary of amounts related to the Business Unit’s participation in the WY hedging program follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Net gain (loss) recognized in cost of products sold	$(18)	$—	$13
Unrealized gains (losses) not yet recognized in the combined statements of operations at the end of the period	$(6)	$(24)	$29

(b)	Other:

The Business Unit is a party to purchase and sale contracts for commodities that meet the definition of a derivative. However, the arrangements are accounted for as normal purchases and normal sales, not derivatives, because the Business Unit expects to take delivery on the purchase contracts and to ship product on the sales contracts. In 2005, the Business Unit recognized a pretax charge of $16 million for similar arrangements that were accounted for as derivatives through the end of 2004 and that expired in 2005.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
13. Asset retirement obligations:
The Business Unit’s asset retirement obligations principally include landfill capping obligations and asbestos removal obligations. The Business Unit has recorded $6 million at December 30, 2007 and December 31, 2006 for its asset retirement obligations. The majority of the asset retirement obligations are estimated to be settled by 2030.
The Business Unit has not recognized a liability under Interpretation 47 for certain legal obligations, primarily special handling for the removal and disposal of encapsulated asbestos from facilities and equipment. The fair value cannot be reasonably estimated because the settlement dates are unknown.
14. Legal proceedings, commitments and contingencies:
(a)	Legal proceedings

In 2003, thirteen lawsuits were filed against WY and other producers of linerboard alleging that the defendants conspired to fix the price of linerboard and that the alleged conspiracy had the effect of increasing the price of corrugated containers. The Business Unit settled all but one of the cases and recognized a pretax charge of $50 million in 2005. The charge is included in other operating costs (income). The Business Unit believes that the reserve balances established for these matters are adequate, and expects the amount of additional charges, if any, that may be required for the sole remaining case to be inconsequential.

The Business Unit is subject to a small number of claims and other litigation matters that have arisen in the ordinary course of business. Although the final outcome of any legal proceeding is subject to a great many variables and cannot be predicted with any degree of certainty, management currently believes that the ultimate outcome of these legal proceedings will not have a material adverse effect on the Business Unit’s long-term results of operations, cash flows or financial position.

(b)	Environmental matters

The Business Unit is a party to various proceedings relating to the cleanup of hazardous waste sites under the Comprehensive Environmental Response Compensation and Liability Act, commonly known as “Superfund,” and similar state laws. The EPA and/or various state agencies have notified the Business Unit that it may be a potentially responsible party with respect to other hazardous waste sites as to which no proceedings have been instituted against the Business Unit. As of December 30, 2007, the Business Unit has established reserves totaling $1 million for estimated remediation costs on the three active sites across its operations. Environmental remediation reserves totaled $1 million at the end of 2006. Based on currently available information and analysis, the Business Unit believes that it is reasonably possible that costs associated with all identified sites may exceed current accruals by up to $3 million, which may be incurred over several years. This estimate of the upper end of the range of reasonably possible additional costs is much less certain than the estimates upon which accruals are currently based, and utilizes assumptions less favorable to the Business Unit among the range of reasonably possible outcomes. In estimating both its current accruals for environmental remediation and the possible range of additional future costs, the Business Unit has assumed that it will not bear the entire cost of remediation of every site to the exclusion of other known potentially responsible parties who may be jointly and severally liable. The ability of other potentially responsible parties to participate has been taken into account, generally based on each party’s financial condition and probable contribution on a per-site basis. No amounts have been recorded for potential recoveries from insurance carriers.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
(c)	Commitments

The Business Unit leases various equipment, warehouse space and office space under operating leases. The equipment leases cover light duty vehicles, forklifts and office equipment. The Business Unit recognized rent expense of approximately $48 million in each of the years ended December 30, 2007 and December 31, 2006 and $40 million in the year ended December 25, 2005, respectively.

The Business Unit’s future commitments under operating leases as of December 30, 2007 are as follows:

Operating
Leases
2008	$14
2009	12
2010	8
2011	7
2012	7
Thereafter	20

$68

15. Charges for restructuring and closure of facilities:
(a)	Restructuring Charges:

In 2006, the Business Unit underwent a restructuring of its business model. Charges recognized in 2006 include costs associated with this restructuring as well as overall cost reduction efforts:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Severance and outplacement costs	$2	$8	$—
Asset impairment charges	—	12	—

	$2	$20	$—

As of December 30, 2007 and December 31, 2006, the Business Unit’s accrued liabilities included approximately $1 million and $3 million, respectively, of severance accruals related to restructuring charges.

(b)	Closures of facilities:

Facilities that do not represent a long-term strategic fit for the Business Unit are assessed for closure or sale. Changing market conditions, restructuring of the business model and increasing productivity at many of the Business Unit’s operating facilities have provided the Business Unit with opportunities to rationalize its production capacity while retaining its ability to fulfill customer needs.

Closure charges recognized in 2007 include costs related to one packaging plant. Closure charges recognized in 2006 include costs related to the closure of three packaging plants and one sheet plant.

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)
Closure charges recognized in 2005 include costs related to the closure of a containerboard machine, seven corrugated converting plants and a bag plant.
The Business Unit does not expect to incur any additional material charges related to these closures. Charges for closure of facilities include:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Asset impairments	$2	$4	$111
Termination benefits	2	4	19
Other closure costs	5	7	7
Reversals of closure charges recorded in prior periods	—	(1)	—

	$9	$14	$137

Changes in accrued termination benefits related to facility closures during the years ended December 30, 2007, December 31, 2006 and December 25, 2005 were as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Accrued severance—beginning balance	$3	$17	$—
Costs incurred and charged to expense	2	4	19
Payments	(3)	(16)	(2)
Other adjustments	(1)	(2)	—

Accrued severance—ending balance	$1	$3	$17

16. Geographical areas:
The Business Unit attributes sales to and revenues from customers in different geographical areas on the basis of the location of the customer.
Export sales from the United States consist principally of containerboard. Long-lived assets consist of goodwill and property and equipment used in the generation of revenues in the different geographical areas.
Selected information related to the Business Unit’s operations by geographical area is as follows:

	Year ended	Year ended	Year ended
	December 30,	December 31,	December 25,
	2007	2006	2005
Sales to and revenues from customers external to the Business Unit:
United States	$4,525	$4,443	$4,318
Other foreign countries	652	524	473

	$5,177	$4,967	$4,791

WEYERHAEUSER CONTAINERBOARD, PACKAGING AND RECYCLING BUSINESS
(a Business Unit of Weyerhaeuser Company)
Notes to Combined Financial Statements—(Continued)
(Dollar amounts in millions)

	December 30,	December 31,
	2007	2006
Long-lived assets:
United States	$3,956	$4,076
Mexico	48	51

	$4,004	$4,127

17. Subsequent events:
In March 2008, WY entered into an agreement to sell the Business Unit to International Paper, a publicly traded global paper and packaging company, for $6 billion in cash.